Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-53114, 333-145272, 333-161810 and 333-169011) of Popular, Inc. of our report dated June 28, 2013 relating to the financial statements of Popular, Inc. Savings and Investment Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico

June 28, 2013